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                                  EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Wave Technologies International, Inc. on Form S-8 of our report dated June 6, 1997, appearing in the Annual Report on Form 10-KSB of Wave Technologies International, Inc. for the year ended April 30, 1997.




/s/ Deloitte & Touche, L.L.P.
St. Louis, Missouri
February 23, 1998